Exhibit 10.15

Patricia Tikkala Vice President - Spectrum Sprint Corporation 12502 Sunrise Valley Drive Reston, VA 20196

May 28, 2014

VIA EMAIL to jpescatore@pdvcorp.com

John Pescatore

President and CEO

Pacific DataVision, Inc.

1000 Hamilton Plaza Lobby Floor

Patterson, NJ 07505

Dear John:

The purpose of this letter is to confirm that FCI 900, Inc., ACI 900, Inc., Machine License Holdings, LLC, Nextel WIP License Corp. and Nextel License Holdings 1, Inc. (collectively, “Sellers”) and Pacific DataVision, Inc. (“Buyer”) agree pursuant to the terms of that certain Asset Purchase Agreement dated May 13, 2014 between Sellers and Buyer (the “Agreement”) to revise Section 13 Termination, subsection (a)(ii) to extend the period of time for either Sellers or Buyer to terminate the Agreement as follows:

“13. (a)(ii) by either Party if the FCC consent to the ULS Application has not occurred within 180 days from the filing of the ULS Application provided, however, that if FCC consent has not occurred within 180 days due to no fault of either Party, the 180 days will be extended for 2 periods of 90 days each up to an additional 180 days. In the event FCC consent for the ULS Application still has not occurred 360 days after its filing, Seller has the sole option to either terminate the Agreement or extend for an additional 90 day period. If Seller elects to terminate, Seller will promptly return the Deposit to Buyer (less all FCC ULS Application fees, FCC license modification fees and Buyer’s ½ of the HSR filing fee) and the Parties will have no further obligation under the Agreement to each other, ”

Please sign the acknowledgement below to indicate Buyer’s acceptance to the change above. If there are any questions, please do not hesitate to contact me.

Sincerely,

/s/ Patricia Tikkala

Patricia Tikkala

VP, Spectrum – Sprint Corporation

As authorized signatory for Sellers: FCI 900, Inc., ACI 900, Inc., Machine License Holdings, LLC, Nextel WIP License Corp. and Nextel License Holding 1, Inc.

Acknowledged and Accepted By:

/s/ John Pescatore
John Pescatore President & CEO Pacific DataVision, Inc.

CC:  Heather Brown, Senior Counsel – Sprint Corp.

        Jeffery Thacker, Esq. – DLA Piper LLP